EXHIBIT 99.4

AMENDMENT NO. ONE

TO THE

SUPPLEMENTAL RETIREMENT AGREEMENT

BETWEEN

THE BANK OF HAMPTON ROADS

AND

JACK W. GIBSON

THIS AMENDMENT NO. ONE made this 9TH day of DECEMBER, 2003, by and between THE BANK OF HAMPTON ROADS, a banking corporation organized and existing under the laws of the Commonwealth of Virginia (the “Bank”), and JACK W. GIBSON (the “Executive”).

WHEREAS, effective January 1, 1993, the Bank and the Executive entered into a Supplemental Retirement Agreement (the “Agreement”) to provide for the payment of deferred compensation by the Bank to the Executive; and

WHEREAS, the Bank and the Executive now desire to amend the Agreement, effective immediately, to change the “Plan Retirement Date” therein.

NOW, THEREFORE, the Bank hereby amends the Agreement, and the Executive concurs therewith, effective immediately, as follows:

1. Section 1.02 of the Agreement is amended to road as follows:

1.02 “Plan Retirement Date” is November 9, 2010.

2. The date in the parenthetical phrase in the first sentence of Section 4.01 of the Agreement (“Death Prior to Retirement”) is amended to read “November 9, 2010.”

3. In all other respects, the Agreement as originally adopted is hereby ratified and affirmed.

IN WITNESS WHEREOF, the Bank, by its duly authorized officer, has caused this Amendment No. One to be duly executed, and the Executive has hereunto set his hand and seal, as of the day and year first above written.

THE BANK OF HAMPTON ROADS

By:	/s/ Emil A. Viola
Title:	Chairman

ATTEST:

/s/ Tiffany K. Glenn
Secretary

/s/ Jack W. Gibson	(SEAL)
Jack W. Gibson
Executive

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